EXHIBIT 4.2

                             ARTICLES OF AMENDMENT
                                 TO THE SECOND
                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                                WORLDCOM, INC.

                                      1.

         The name of the Corporation is WorldCom, Inc.

                                      2.

         Effective the date hereof, Article Eleven of the Second Amended and Restated Articles of Incorporation of the Corporation, as amended, is hereby amended by deleting the text thereof and substituting therefor the text of the amendments attached hereto as Exhibit A.

                                      3.

         All other provisions of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain in full force and effect.

                                      4.

         The provisions of Article Eleven of the Second Amended and Restated Articles of Incorporation, as amended, were duly approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code on the 7th day of June, 2001.

                                      5.

         The provisions of Article Eleven of the Second Amended and Restated Articles of Incorporation, as amended, were duly adopted and authorized by the Board of Directors of the Corporation on October 31, 2000.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer, this 7th day of June, 2001.


                             WORLDCOM, INC.


                             By:  /s/ Bernard J. Ebbers
                                 ---------------------------
                                 Name:  Bernard J. Ebbers
                                 Title: President

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                                                                     Exhibit A

                                    ELEVEN

          (a) In addition to the requirements of the provisions of any series of preferred stock which may be outstanding, and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than seventy percent (70%) of the voting power of the Corporation's Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation); provided, however, that the seventy percent (70%) voting requirement shall not be applicable if (i) the Business Transaction is Duly Approved by the Continuing Directors, or (ii) all of the following conditions are satisfied:

               (i) the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share, (on the date of effectiveness of such Business Transaction) for a particular class or series of a class if there is more than one series in a class, by holders of capital stock of the Corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Stock Purchase Price for such class or series;

               (ii) the consideration to be received by holders of capital stock of the Corporation in connection with such Business Transaction is in (a) cash, or (b) if the majority of the shares of any particular class or series of stock of the Corporation as to which the Related Person is the Beneficial Owner shall have been acquired for a consideration in a form other than cash, in the same form of consideration used by the Related Person to acquire the largest number of shares of such class or series of stock;

               (iii) after such Related Person has become a Related Person and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of capital stock of the Corporation or securities convertible into capital stock of the Corporation, except (i) as a part of the transaction which resulted in such Related Person becoming a Related Person or (ii) as a result of a pro rata stock dividend or stock split;

               (iv) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, except as Duly Approved by the Continuing Directors (i) received the benefit (other than only a proportionate benefit as a shareholder of the corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or tax advantages provided by the Corporation or any of its subsidiaries, (ii) caused any material change in the Corporation's business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation, or other securities convertible into or exercisable for such shares, or (iii) caused the Corporation to fail to declare and pay at the regular date therefor quarterly cash dividends on the

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          outstanding capital stock of the Corporation entitled to receive dividends, on a per share basis at least equal to the cash dividends being paid thereon by the corporation immediately prior to the date on which the Related Person became a Related Person; and

               (v) a proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Act or such rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to the Act and such rules and regulations or subsequent provisions).

          (b)  For the purpose of this Article ELEVEN:

               (i) The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

               (ii) The term "Associate", used to indicate a relationship with a specified person, shall mean (A) any corporation, partnership or other organization of which such specified person is an officer or partner, (B) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified person who has the same home as such specified person or who is a director or officer of the corporation or any of its subsidiaries, and (D) any person who is a director, officer or partner of such specified person or of any corporation (other than the corporation or any wholly-owned subsidiary of the corporation), partnership or other entity which is an Affiliate of such specified person.

               (iii) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Act as in effect on September 15, 1993; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any capital stock of the corporation having voting power at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such capital stock.

               (iv) The term "Business Transaction" shall mean: (A) any merger, share exchange or consolidation involving the Corporation or a subsidiary of the Corporation; (B) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage, pledge or any other security device of all or any Substantial Part of the

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          assets either of the Corporation or of a subsidiary of the
          Corporation; (C) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of any entity to the Corporation or a subsidiary of the Corporation; (D) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the Corporation or a subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $15 million or more; (E) any merger, share exchange or consolidation of the Corporation with any of its subsidiaries or any similar transaction in which the Corporation is not the survivor and the charter or certificate or articles of incorporation of the consolidated or surviving Corporation do not contain provisions substantially similar to those in this Article ELEVEN; (F) any recapitalization or reorganization of the Corporation or any reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of voting securities outstanding; (G) any liquidation, spin-off, split-off, split-up or dissolution of the Corporation; and (H) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction or having a similar purpose or effect.

               (v) The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Corporation on September 15, 1993, or who became a director of the Corporation subsequent to such date and whose election or nomination for election by the Corporation's shareholders was Duly Approved by the Continuing Directors then on the Board, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation).

               (vi) The term "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board; provided, however, that if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors (if a vote by the entire Board of Directors were to have been taken), then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three (3) Continuing Directors on the Board of Directors at the time of such unanimous vote.

               (vii) The term "Fair Market Value", in the case of stock, means the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock

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          Exchange Listed Stocks, or, if such stock is not listed on such
          Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith.

               (viii) The term "Highest Stock Purchase Price" with respect to shares of a particular class, or series of a class if there are more than one series in a class, shall mean the greatest of the following:

                    (A) the highest amount of consideration paid by a Related Person for a share of such class or series of capital stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person or within two years prior to the first public announcement of the Business Transaction (the "Announcement Date"), whichever is higher; provided, however, that the Highest Stock Purchase Price calculated under this subsection (A) shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock-split, reverse stock-split or other similar corporate readjustment in the number or kind of outstanding shares of capital stock of the Corporation between the last date upon which such Related Person paid the Highest Stock Purchase Price up to the effective date of the merger, share exchange or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in subparagraph (i) of Section (a)(ii) of this Article Eleven;

                    (B) the Fair Market Value per share of ^such classes^ or series of stock of the Corporation on the Announcement Date;

                    (C) the Fair Market Value per share of ^such classes^ or series of stock of the Corporation on the date that the Related Person becomes a Related Person;

                    (D) if applicable, the Fair Market Value per share determined pursuant to subsection (b)(viii)(B) or (C) of this Article ELEVEN, whichever is higher, multiplied by the ratio of
               (i) the highest price per share (including any brokerage commissions, transfer taxes or soliciting dealers' fees and adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such ^ classes^ or series Beneficially Owned by the Related Person within the two years prior to the Announcement Date, to (ii) the Fair Market Value per share (adjusted for any subsequent stock dividends,

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

               splits, combinations, recapitalizations, reclassifications or other such reorganizations) of shares of such ^classes^ or series on the first day in the two-year period ending on the Announcement Date on which such shares Beneficially Owned by the Related Person were acquired; or

                    (E) the amount per share of any preferential payment to which holders of shares of such ^classes^ or series are entitled in the event of a liquidation, dissolution or winding up of the Corporation.

          (ix) ^The phrase "property, securities or other consideration to be received", for the purpose of subparagraph (i) of Section (a)(ii) of this Article ELEVEN and in the event of a merger in which the corporation is the surviving corporation, shall include, without limitation, common stock of the Corporation retained by its shareholders (other than such Related Person).

          (x) The term "Related Person" shall mean and include (A) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote or was the Beneficial Owner of not less than ten percent (10%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (y) at the time resolution approving the Business Transaction was adopted by the Board of Directors of the Corporation, or
     (z) as of the record date for the determination of shareholders entitled to notice of and to vote on or consent to the Business Transaction, and
     (B) any Affiliate or Associate of any such individual, corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding any thing in the foregoing to the contrary, that the term "Related Person" shall not include the Corporation, a more than 90% owned subsidiary of the Corporation, any employee stock ownership or other employee benefit plan of either the Corporation or any more than 90% owned subsidiary of the Corporation, or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

          (xi) The term "Substantial Part" shall mean more than twenty percent (20%) of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

          (xii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation whose holders are present at a meeting of shareholders, in person or by proxy, and which entitle their holders to vote generally in the election of directors, and considered for the purpose of this Article ELEVEN as one class.

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

          (c) For the purpose of this Article ELEVEN, so long as Continuing Directors constitute at least two-thirds (2/3) of the entire Board of Directors of the Corporation, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of
(i) the number of shares of Voting Stock of which any person is the Beneficial Owner, (ii) whether a person is a Related Person or is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph
(iv) of clause (ii) of Section (a) of this Article ELEVEN, (vii) the fair market value of any consideration to be received in a Business Transaction and
(viii) such other matters with respect to which a determination is required under this Article ELEVEN; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article ELEVEN.

          (d) Nothing contained in this Article ELEVEN shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

          (e) The fact that any Business Transaction complies with the provisions of Section (a) of this Article ELEVEN shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the shareholders of the corporation.

          (f) Notwithstanding any other provisions of these Second Amended and Restated Articles of Incorporation or the Bylaws of the corporation (and notwithstanding that a lesser percentage may be permitted by law), the provisions of this Article ELEVEN may not be repealed or amended, directly or indirectly in any respect, unless such action is approved by the affirmative vote of the holders of not less than seventy percent (70%) of the voting power of the Corporation's Voting Stock.


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